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EXHIBIT 6.26

                           NON-QUALIFIED STOCK OPTION

         THIS NON-QUALIFIED STOCK OPTION (the "Option") is granted this __________ day of ______________________ 199____, by Total Film Group, Inc.,
a Delaware corporation, (the "Company") pursuant to a resolution of the Board of Directors of the Company, under the terms of the 1998 Non-Qualified Stock Option Plan of the Company (the "1998 Option Plan") to ___________________________________ ("Optionee").

                                    RECITALS:

         WHEREAS, the Company has engaged Optionee to provided services to the Company and as compensation for which the Company has agreed to issue Optionee options to purchase up to _______________ shares of the Company's common stock, par value $.001 (the "Common Stock"); and

         WHEREAS, the Company has agreed to issue the Options pursuant to its 1998 Option Plan.

         NOW, THEREFORE, in consideration of the mutual terms and conditions of this Option, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby irrevocable grants to Optionee the right and option to purchase all or any part of an aggregate of ________________ shares of Common Stock on the terms and conditions hereof.

         2. Exercise Price. The exercise price of this Option shall be $__________ per share.

         3. Term of Option. Subject to the other provisions contained herein, the Option may be exercised, in whole or in part, at any time commencing ________, but prior to 12:00 midnight three years from the date of this Option.

         4. Shareholder's Rights. The Optionee shall have the rights of a shareholder only with respect to Common Stock fully paid for by Optionee under this Option.

         5. Persons Entitled to Exercise. During the Optionee's lifetime, this Option can only be exercised by the Optionee, and neither this Option nor any right hereunder can be transferred other than by testamentary disposition or the laws of descent and distribution. Neither this Option nor any right hereunder shall be subject to lien, attachment, execution, or similar process. In the event of any alienation, assignment, pledge, hypothecation, or other transfer of this Option or any right hereunder, or in the event of any levy, attachment, execution, or similar process, this Option and all rights granted hereunder shall be immediately null and void.

         6. Adjustment to Number of Shares of Common Stock. The number of shares of Common Stock subject to this Option shall be adjusted to take into account any stock split, stock dividend, or recapitalization of the Common Stock of the Company as provided in the 1998 Option Plan.

         7. Method of Exercise. This Option may be exercised, in accordance with all of the terms and conditions set forth in this Option and the 1998 Option Plan, by delivery of a notice of exercise, a form of which is attached hereto as Exhibit "A" and incorporated herein by this reference, setting forth the number of Options to be exercised together with either:

                  a. A certified check or bank check payable to the order of the Company in the amount of the full exercise price of the Common Stock being purchased;

                  b. Shares of Common Stock of the Company already owned by the Optionee equal to the exercise price with the Common Stock valued at its fair market value based on the closing bid quotation for such stock on the close of business on the day last preceding the date of the exercise of such Option, as reported on the OTC Bulletin Board, or if not quoted on the OTC Bulletin Board, then as determined by the Company through any other reliable means of determination available on the close of business on the day last preceding the date of such exercise;

                  c. Options or other rights to purchase Common Stock valued at the amount by which the closing bid quotations (as determined in accordance with subparagraph (b) above) of the Common Stock subject to options or other rights exceeds the exercise or purchase price provided on such options or rights; or

                  d. Cancellation of debt owed by the Company to the Optionee, including debt incurred for professional services rendered, employment relationships, or otherwise, upon presentation of an invoice for services provided to the Company.

As soon as practicable after receipt by the Company of such notice, a certificate or certificates representing such shares of Common Stock shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. If this Option is not exercised with respect to all Common Stock subject hereto, Optionee shall be entitled to receive a similar Option of like tenor covering the number of shares of Common Stock with respect to which this Option shall not have been exercised.

         8. Availability of Shares. During the term of this Option, the Company shall at all times keep available for issuance the number of shares of Common Stock subject to this Option.

         9. Limitations on Right to Exercise. If the Board of Directors, in its sole discretion, shall determine that it is necessary or desirable to list, register, or qualify the Common Stock under any state or federal law, this Option may not be exercised, in whole or in part, until such listing, registration, or qualification shall have been obtained free of any conditions not acceptable to the board.

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         10. Restrictions on Transfer. The Option and the Common Stock
subject to the Option (collectively referred to as the "Securities") are subject to registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities statutes. Optionee acknowledges that unless a registration statement with respect to the Securities is filed and declared effective by the Securities and Exchange Commission, and the appropriate state governing agency, the Securities have or will be issued in reliance on specific exemptions from such registration requirements for transactions by an issuer not involving a public offering and specific exemptions under state statutes. Any disposition of the Securities may, under certain circumstances, be inconsistent with such exemptions. The Securities may be offered for sale, sold, or otherwise transferred only if (i) registered under the Securities Act, and in some cases, under the applicable state securities acts, or, if not registered,
(ii) only if pursuant to an exemption from such registration requirements and only after the Optionee provides an opinion of counsel or other evidence satisfactory to the Company to the effect that registration is not required. In some states, specific conditions must be met or approval of the securities regulatory authorities may be required before any such offer or sale. If Rule 144 is available (and no assurance is given that it would be), only routine sales of the Common Stock in limited amounts can be made after one year following the acquisition date of the Securities, as determined under Rule 144(d), in accordance with the terms and conditions of Rule 144. The Company is under no obligation to make Rule 144 available. In the event Rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before the Optionee can sell, transfer, or otherwise dispose of the Securities without registration.

         If the Securities are not registered, the Company may refuse to transfer the Securities to any transferee who does not furnish in writing to the Company the same representations and warranties set forth in this paragraph and agree to the same conditions with respect to such Securities as are set forth herein. The Company may further refuse to transfer the Securities if certain circumstances are present reasonably indicating that the proposed transferee's representations are not accurate. In any event, in the absence of an effective registration statement covering the Securities, the Company may refuse to consent to any transfer in the absence of an opinion of legal counsel, satisfactory to and independent of counsel of the Company, that such proposed transfer is consistent with the above conditions and applicable securities laws.

         11. Record Owner. The Company may deem the Optionee as the absolute owner of this Option for all purposes. This Option is exercisable only by the Optionee or by the Optionee's duly designated or appointed representative. This Option is not assignable.

         12. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, the parties hereto have executed this document the day and year first above written.

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Company:                               Total Film Group, Inc.

                                       By
                                         ----------------------------
                                       Its
                                          ---------------------------

Optionee:
                                       ------------------------------
                                       Signature


                                       ------------------------------
                                       Please Print Name

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                                   EXHIBIT "A"

                                FORM OF EXERCISE
                   (To be signed only upon exercise of Option)


To: Total Film Group, Inc.


         The undersigned, the owner of the attached Option, hereby irrevocable elects to exercise the purchase rights represented by the Option for, and to purchase thereunder, __________________ shares of Common Stock of Total Film Group, Inc. Enclosed is payment in the amount of $____________________________________________, the exercise price of the
Common Stock to be acquired. Please have the certificate(s) registered in the name of _______________________ and delivered to
_________________________________________________________________. If this exercise does not include all of the Common Stock covered by the attached Option, please deliver a new Option of like tenor for the balance of the Common Stock to the undersigned at the foregoing address.

         DATED this ___________ day of ____________________ 199____.



                                       --------------------------
                                       Signature of Optionee

                              Schedule of Optionees

                                                  Number            Exercise
Name                       Grant Date             of Shares         Price           Term of Option
Manuel Pacheco             June 19, 1998          55,000            $2.00           June 19, 1998
Eli Boyer                  June 19, 1998          50,000            $2.00           June 19, 1998
Bruce Mandes               June 19, 1998          50,000            $2.00           16,666 June 19, 1998
                                                                                    16,666 May 15, 1999
                                                                                    16,668 May 15, 2000
Gerald Green               July 27, 1998          500,000           $2.00           July 27, 1998
